Exhibit 99.1

FOR IMMEDIATE RELEASE

Tucows Reinstates $10 Million Stock Buyback Program

TORONTO, March 16, 2012 - Tucows Inc. (NYSE AMEX:TCX, TSX:TC) today announced that it has reinstated its previously announced stock buyback program to repurchase up to US $10 million of Tucows common stock.  The program, which initially commenced on November 15, 2011 and will end on November 14, 2012, was temporarily suspended when the company undertook its most recent Dutch Auction Tender, which was completed on January 20, 2012. The buyback program allows Tucows to repurchase its shares of common stock either through the facilities of the TSX or the NYSE AMEX Stock Exchange. As of November 9, 2011 there were 53,477,524 common shares outstanding, and as of January 26, 2012, the date the final results of the Dutch Auction Tender offer were announced, there were 46,047,111 common shares outstanding. All shares purchased by Tucows under this buyback program will be cancelled.

Under the buyback program Tucows may repurchase up to 3,840,000 shares of its common stock, which amount represents approximately 10% of the public float of Tucows as of the time the buyback program was initially commenced. For purposes of any repurchases made on the TSX, Tucows may only purchase up to a maximum of 1,000 shares in any daily trading session, which number represents 25% of the average daily trading volume on the TSX over the six month period ending October 31, 2011, unless the block purchase exception is relied upon.

Prior to the suspension of the buyback program, Tucows had repurchased 23,765 shares.

The timing and exact number of common shares purchased will be at Tucows’ discretion and will depend on available cash and market conditions.  Tucows may suspend or discontinue the repurchases at any time, including in the event Tucows would be deemed to be making an acquisition of its own shares under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. Subject to applicable securities laws and stock exchange rules, all purchases will occur through the open market and may be in large block purchases. Tucows does not intend to purchase its shares from its management team or other insiders.

While Tucows does not intend to purchase its shares from its management team or other insiders, sales by such persons through the facilities of NYSE AMEX or the TSX may occur if the circumstances of any such person or entity change or any such person or entity makes a decision unrelated to these normal course purchases. The benefits to any such person or entity whose shares are purchased would be the same as the benefits available to all other holders whose shares are purchased by Tucows in connection with the normal course issuer bid.

NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.

About Tucows

Tucows is a global Internet services company. OpenSRS (http://opensrs.com) manages over eleven million domain names and millions of email boxes through a reseller network of over 12,000 web hosts and ISPs. Hover (http://hover.com) is the easiest way for individuals and small businesses to manage their domain names and email addresses. Ting.com (https://ting.com) is a mobile phone service provider dedicated to bringing clarity and control to US mobile phone users. YummyNames (http://yummynames.com) owns premium domain names that generate revenue through advertising or resale. More information can be found on Tucows' corporate website (http://tucows.com).

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995.  In particular, this release includes forward looking statements regarding our intentions regarding purchasing shares from management or other insiders.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements.  All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All forward-looking statements are based on information available to Tucows as of the date they are made.  Tucows assumes no obligation to update any forward-looking statements, except as may be required by law.

Tucows, OpenSRS, Hover, and YummyNames are registered trademarks of Tucows Inc. or its subsidiaries.

For further information:
Lawrence Chamberlain
TMX Equicom for Tucows Inc.
(416) 815-0700 ext. 257
lchamberlain@equicomgroup.com